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                                  EXHIBIT 99.3

      FORM LETTER AGREEMENT WITH SELLING SHAREHOLDERS DATED JUNE 21, 1999


CardioDynamics
International Corporation

June 21, 1999

FACSIMILE
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Dear                    :
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This letter confirms that in consideration of your purchase of ___________
shares of CardioDynamics International Corporation ("CardioDynamics") Common Stock with the following Preferred shareholders at $1.68 per share in a private transaction to be completed no later than June 23, 1999, CardioDynamics will issue to _____________, ____________ shares of CardioDynamics Common Stock at no cost:

Fund                           Shares             Consideration
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    For a total of                              $
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CardioDynamics will endeavor to register the shares within six months of the close of this transaction.

Very truly yours,
CARDIODYNAMICS INTERNATIONAL CORPORATION,


/s/ Michael K. Perry
Michael K. Perry
Chief Executive Officer